UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18662 MacArthur Blvd., Suite 110, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

Amendment to Series C Preferred Certificate of Designation

On April 13, 2016, True Drinks Holdings, Inc. (the “Company”) filed the Third Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock, a copy of which is attached hereto as Exhibit 4.1 (the “Series C Amendment”), with the Nevada Secretary of State in order to: (i) prohibit, except in certain circumstances, any holder of shares of the Company’s Series C Convertible Preferred Stock (“Series C Preferred”) from voting more than 50% of the total voting power of the outstanding shares of capital stock of the Company; (ii) increase the number of shares of Preferred Stock designated as Series C Preferred from 150,000 to 200,000, and (iii) permit the issuance of shares of Series C Preferred and certain warrants to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in connection with the Series C Offering, as described below.

Series C Offering

   On April 13, 2016 (the “Initial Investment Date”), the Company and one of the Company’s current shareholders, Red Beard Holdings, LLC (the “Red Beard”), entered into a Securities Purchase Agreement, a form of which is attached hereto as Exhibit 10.1 (the “Purchase Agreement”), wherein Red Beard, together with any other signatories to the Purchase Agreement (collectively, the “Purchasers”), agreed to purchase up to 50,000 shares of Series C Preferred for $100 per share over the course of two separate closings (the “Series C Offering”). The Company issued an aggregate total of 25,000 shares of Series C Preferred on the Initial Investment Date, and anticipates issuing 25,000 shares on or before July 12, 2016.

           As additional consideration for participating in the Series C Offering, the Purchasers will receive five-year warrants, a form of which is attached hereto as Exhibit 10.2 (the “Warrants”), to purchase up to an aggregate total of approximately 33.3 million shares of Common Stock for $0.15 per share. On the Initial Investment Date, the Company issued to Red Beard Warrants to purchase approximately 16.7 million shares of Common Stock.

           In addition to the Purchase Agreement, the Company and Red Beard entered into an amendment to the Registration Rights Agreement, first dated November 25, 2015, a form of which is attached hereto as Exhibit 10.3 (the “Registration Rights Amendment”), in order to (i) include, within the definition of “Registrable Securities,” the shares of Common Stock issuable upon conversion of the shares of Series C Preferred and upon exercise of the Warrant, and (ii) add each Purchaser participating in the Series C Offering as a party to the Registration Rights Agreement.

           The issuance of the shares of Series C Preferred on the Initial Investment Date resulted in gross proceeds to the Company of approximately $2.5 million, and the Company expects to receive an aggregate total of $5.0 million in gross proceeds upon completion of the Series C Offering. The Company expects to use these proceeds for general working capital purposes.

   The shares of Series C Preferred and Warrants issued in connection with the Series C Offering were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Red Beard represented that it was an “accredited investor” as defined in Regulation D, and was not subject to the “Bad Actor” disqualifications described in Rule 506(d).

Disclaimer

           The foregoing descriptions of the Series C Amendment, Purchase Agreement, Warrant and the Registration Rights Amendment do not purport to be complete, and are qualified in their entirety by reference to the full text of the Series C Amendment, form of Purchase Agreement, form of Warrant and form of Registration Rights Agreement, attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3 respectively, each of which are incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

   See Item 3.02.

Item 9.01	Financial Statements and Exhibits.

   See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: April 19, 2016	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock of True Drinks Holdings, Inc., dated April 12, 2016.
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Amendment No. 1 to the Registration Rights Agreement